UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2026

Bicara Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42271	83-2903745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Huntington Avenue,
Suite 703 Boston, MA 02116
(Address of principal executive offices and zip code)

(617) 468-4219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BCAX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 24, 2026, Bicara Therapeutics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, TD Securities (USA) LLC and BofA Securities, Inc., as representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of (i) 7,175,000 shares (the “Firm Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), to the Underwriters at a price to the public of $16.00 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,200,000 shares of Common Stock (such shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), to the Underwriters at a public offering price of $15.9999 per Pre-Funded Warrant (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 1,406,250 shares of its Common Stock (the “Optional Shares”, and together with the Firm Shares and the Pre-Funded Warrant Shares, the “Shares”) at the public offering price, less underwriting discounts and commissions. The underwriters exercised such option in full on February 25, 2026. The Offering closed on February 26, 2026. All the Shares and Pre-Funded Warrants in the Offering were sold by the Company.

The Company estimates that the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $161.8 million. The Company intends to use the net proceeds from the offering to further invest in and build the Company’s medical and commercial infrastructure to support a planned regulatory filing and commercial launch for ficerafusp alfa, if approved, in the U.S.; to further accelerate the development of ficerafusp alfa in first-line human papillomavirus-negative recurrent/metastatic head and neck squamous cell carcinoma, including a less frequent dosing schedule; to fund manufacturing costs for ficerafusp alfa for ongoing and anticipated drug development efforts; to fund early signal-finding to support future indication expansion for ficerafusp alfa; and for other general corporate purposes.

Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share, or alternatively, at the election of each holder, shares of Common Stock will be issued through a cashless exercise, with the net number of shares of Common Stock determined according to the formula set forth in each Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants if immediately after exercise, the holder (together with its affiliates), would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Ownership Limit”). Upon at least 61 days’ prior notice from the holder to the Company, the holder may increase or decrease the Ownership Limit to any other percentage (not in excess of 19.99%).

The Company does not intend to list the Pre-Funded Warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system. The foregoing summary of the Pre-Funded Warrant is qualified in its entirety by reference to the form of Pre-Funded Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-290707) that was initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 3, 2025, and declared effective by the SEC on November 26, 2025, a free-writing prospectus dated February 24, 2026 and a related final prospectus supplement dated February 24, 2026.

The Underwriting Agreement is filed as Exhibit 1.1 to this the Report and is incorporated herein by reference, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Goodwin Procter LLP, relating to the validity of the Shares in connection with the Offering, is filed as Exhibit 5.1 to this Report.

Item 2.02.	Results of Operations and Financial Condition.

On February 24, 2026, the Company disclosed in a preliminary prospectus supplement related to the Offering that its preliminary unaudited cash, cash equivalents and investments as of December 31, 2025 were approximately $414.8 million.

The preliminary financial data included in this Report has been prepared by, and is the responsibility of the Company’s management. KPMG LLP, the Company’s independent registered public accounting firm, has not audited or reviewed nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The Company has not yet completed its quarter-end or year-end financial close process for the quarter and year ended December 31, 2025. This estimate of the Company’s cash, cash equivalents and investments as of December 31, 2025 is preliminary, has not been audited and is subject to change upon completion of its financial statement closing procedures. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2025.

The information contained in this Report under Item 2.02 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and will not be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement dated February 24, 2026.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions, or the negative thereof, are intended to identify forward-looking statements, although not all contain identifying words. Any statements in this Report that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, the Company’s strategy, business plans, and focus, express or implied statements regarding the anticipated net proceeds from the Offering and the anticipated use of proceeds from the Offering. Any forward-looking statements in this Report are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to uncertainties inherent in the development of product candidates, including the conduct of research activities and the conduct of clinical trials; uncertainties as to the availability and timing of results and data from clinical trials; whether results from prior preclinical studies, preliminary or interim data from earlier stage clinical trials will be predictive of the results of subsequent preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and any subsequent filings the Company makes with the SEC. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bicara Therapeutics Inc.

Date: February 26, 2026	By:	/s/ Claire Mazumdar
	Name:	Claire Mazumdar, Ph.D.
	Title:	Chief Executive Officer